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                                                                   EXHIBIT 23(A)



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-53297 of United States Surgical Corporation on Form S-3 of our report dated February 1, 1994 except as to Notes H, K and L, as to which the date is March 28, 1994, appearing in the Annual Report on Form 10-K of United States Surgical Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE


Stamford, CT


June 23, 1994